Project Lexington Presentation to the Board of Directors November 16, 2009 DRAFT Exhibit (c)(2)

2 STRICTLY CONFIDENTIAL
Important Notice
DRAFT
"Macquarie Capital" refers to Macquarie Capital Group Limited, its worldwide subsidiaries and the funds or other investment vehicles that they manage.
Macquarie Capital Group Limited is an indirect, wholly-owned subsidiary of Macquarie Group Limited.
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the recipient) is hereby expressly authorized  to disclose to any and all persons, without limitation of any kind, the tax structure and US federal income tax treatment of the proposed transaction and all materials of any kind (including opinions and other tax analysis) if any, that are provided to the recipient related to the tax structure and US federal income tax treatment.
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Future results are impossible to predict.  Opinions and estimates offered in this presentation constitute our judgement and are subject to change without notice, as are statements about market trends, which are based on current market conditions.  This presentation may include forward-looking statements that represent
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accuracy or completeness.  In preparing these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of
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Nothing in this document contains a commitment from any member of Macquarie Capital to subscribe for securities, to provide debt, to arrange any facility, to
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CIRCULAR 230 DISCLOSURE
Macquarie Capital does not provide any tax advice. Any tax statement herein regarding any US federal income tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the statement relates. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
© 2009 Macquarie Capital (USA) Inc.

3 STRICTLY CONFIDENTIAL Contents 19 Process and Next Steps 4. 12 Public Market Valuation 3. 8 Potential Partners 2. 4 Executive Summary 1. PAGE

4 STRICTLY CONFIDENTIAL Executive Summary 1 DRAFT

5 STRICTLY CONFIDENTIAL
Executive Summary
Macquarie Capital Advisors (“Macquarie”) is pleased to have this opportunity to present to Lexington's Board of Directors
We have been engaged in a strategic dialogue with Lexington's management since May
In addition to other strategic opportunities, we have been very active in helping define and shape the strategy for the
“Lexington Digital Network" to leverage Lexington's incumbent leadership in youth content
— Potential structuring solutions
— Financing alternatives
— Potential partners
Focusing Lexington's business and executing the strategy requires strategic and financial partnership
[****] is enthusiastic about the Lexington opportunity based on their track record and perceived core competencies
— Have hired advisors and submitted a targeted due diligence request list
— We expect to receive a written proposal the week of 11/23
[****] interest in partnering with Lexington is a timely catalyst to formally evaluate alternatives with the Board of Directors
Macquarie has assembled a senior team and our work is well underway. With endorsement from the Board of Directors we will engage with management to prepare a comprehensive review of alternatives
****Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

6 STRICTLY CONFIDENTIAL
Macquarie’s Senior Execution Team
Dedicated to Lexington
Brian Pope
Head of US TMET M&A
New York
11 years M&A experience; 6 years in media and internet
Joined Macquarie in September 2008
Formerly at JPMorgan 1998-2008
Extensive corporate finance experience including public
and private capital raising, M&A, restructuring and
principal transactions
Representative transactions include:
– News Corp.’s acquisition of Dow Jones
– NBC Universal’s acquisition of Oxygen Media
– Advisor to Time Warner on formation of the CW
Network
– Dow Jones’ acquisition of MarketWatch
– Sale of Mercator to Ascential Software
– Lionsgate’s acquisition of Artisan Entertainment
BS in Finance from NYU Stern School of Business
15 years of M&A, LBO, private equity and financing
experience
Joined Macquarie in December 2008
Formerly at Lehman Brothers 1998 – 2008
David has executed over $20bn of financings and $25bn of
advisory assignments for companies across a broad set of
industries including industrials, media, business services,
healthcare, retail and energy
Representative media transactions include:
– LBO of Asurion Corp by WCAS, MDP and Providence
– LBO of Univision by private equity consortium
– LBO of West Corp by Thomas H. Lee Partners
– Acquisition of the Maiden Group PLC by Titan Outdoor
– Warner Music Group IPO
MBA from Columbia Business School
David Baron
Head of US Financial Sponsors Advisory
New York
David and Brian, together with 26 years of M&A experience, will personally handle all aspects of this transaction

7 STRICTLY CONFIDENTIAL
Spectrum of Lexington’s
Strategic Alternatives
Execution risk
to achieve
required
equity returns
Achieve
control
premium
Reposition
business out
of the public
eye
Access to
additional
capital to
invest in
business
Financial Buyer
Buyer appetite for
exposure to
disparate portfolio
of businesses
Piecemeal sale
more likely
Achieve control
premium and
value for synergies
Strategic Buyer
Significant distraction
and execution risk
Tax inefficient
Immediate use of
proceeds?
Valuation of
distressed
businesses,
especially in light of
recent performance /
outlook
Shrinking an already
small public company
Shareholder appetite
/ support
Focus on most
attractive / lucrative
businesses
Raise capital for
organic and M&A
investment
Divest Non-Core
Assets to Focus on
Media Segment
Predictability and
visibility into future
earnings
Small-cap public
company
Disparate portfolio of
businesses
Vulnerable?
Does not address
strategic limitations
No disruption
Cash on hand to
pursue tuck-in M&A
and other
investments
Status Quo
Considerations
Benefits
Valuation
Structure
Investor appetite for
exposure to
disparate portfolio
of businesses
Opportunity cost of
using cash for
something more
strategic
Does not address
strategic limitations
Significant capital
on sidelines
seeking
opportunities
Could be done in
conjunction with
other alternatives
(e.g. share
repurchase, asset
sales)
Value added
expertise from
partner
Provides a use for
cash on hand
Could use modest
leverage to increase
amount of capital
returned
Could structure as
share repurchase or
special dividend
Minority Investment
from
Strategic or Financial
Partner
Return Capital to
Shareholders
Sale of Company

8 STRICTLY CONFIDENTIAL Potential Partners 2 DRAFT

MACQUARIE

LAMBERT MEDIA GROUP

LEE EQUITY

PROVIDENCE EQUITY

Quadrangle

QUALIA CAPITAL

SABAN

ZM capital

9 STRICTLY CONFIDENTIAL
Potential Capital Partners
NA Strauss Zelnick
NA Terry Semel Windsor Media
NA Michael Eisner
$3.6 billion
(2)
Haim Saban
$6.0 billion
(1)
Amir Malin
$2.2 billion Josh Steiner
NA Stanley Golden Golden Touch Media
NA Michael Lambert
NA Lee Masters (Jarl Mohn) Lee Masters
NA Bob Pittman Pilot Group
$1.2 billion Bob Wright
$12.2 billion
Fund Size
Dick Parsons
Key Operating Principal Firm
DRAFT
1. Qualia invests capital on behalf of Canyon Capital Advisors
2. Approximate net worth

MACQUARIE

DeAGOSTINI

endemol

RELIANCE
Big Entertainment

FREMANTLEMEDIA

10 STRICTLY CONFIDENTIAL
Potential Strategic Partners
De Agostini Editore – publishes in 13 languages and in 30 countries. Its activities are focused on the organization and dissemination of knowledge
Zodiak Entertainment – produces over 5,200 hours of programming each year for television and other media;
has more than 200 shows aired in multiple countries; and 3 broadcaster clients
Antena 3 de Televisión – Spanish national radio and television broadcasting station
Mikado Film – Italian company that distributes high-quality cinematographic and innovative artistic material
Boroli Family, Drago
Family (100%)
FremantleMedia is one of the largest international creators and producers of entertainment brands in the world, with leading prime time drama, serial drama, entertainment and factual entertainment programming in over 40 territories, including the UK, the US, Germany, Australia, France, Italy, Spain, Portugal, Scandinavia, Latin
America and Asia
Entertainment – Idols, Got Talent, Thank God You’re Here, Soccer Prince and The Prettiest Girl
Game Shows – Distraction, PokerFace, The Price is Right, Card Sharks, Sale of The Century and Family Feud
Drama – Bianca, The Bill, Forbidden Love, IT Crowd, and Neighbors
Lifestyle Factual – Farmer Wants a Wife, How Clean is your House?, The Unteachables and Grand Designs
Subsidiary of RTL
Group (90% owned by
Bertelsmann AG)
Company
Key content initiatives include production and strategic collaboration in areas such as gaming, movies, animation, music, broadcast, DTH and user-generated content, amongst others
Internet & New Media – BIGFlix.com, BIGADDA.com, Zapak, and Jump Games
Filmed Entertainment – BIG Pictures, BIG Cinemas, Adlabs, BIG Animation, BIG Music & Video, BIG ND
Studio, BIG Synergy, BIGOYE.com, join venture with DreamWorks SKG to produce film content
Broadcasting – BIG 92.7 FM, BIG Broadcasting
Ambani Family (100%)
Endemol is an ideas generator and entertainment creator across all media platforms
Non Scripted TV – Shows include: Big Brother, Wipeout, Ton of Cash, Operation Triumph, Extreme Makeover,
Star Academy, Fear Factor, Deal or No Deal, 1 vs 100 and Set for Life
Scripted TV – Endemol's scripted programs generate annual revenue of over €200 million. Output is expanding and the company continues to add to its library of over 200 titles.  Shows include: Country Roads, Arrayan Hotel,
Heritage, Don Juan and His Fair Lady, Julia’s Tango, Dead Set and The Successful Mr. and Mrs. Pells
Goldman Sachs
Capital Partners,
Mediaset Group and
Cyrte Group
Overview & Properties Owners
DRAFT

MACQUARIE

CABLEVISION

CBS

comcast.

Disney

LIONSGATE

NBC UNIVERSAL

News Corporation

TimeWarner

viacom

11 STRICTLY CONFIDENTIAL
Broader Media Universe
8.2x 2.1x 25,472 18,854
7.3x 1.6x 48,024 37,304
8.8x 1.5x 42,984 34,795
NA NA 30,000
(1)
NA
NM NM 1,426 618
8.8x 1.4x 68,242 56,574
5.3x 2.1x 72,669 43,902
8.4x 3.6x 15,325 8,812
7.8x 4.8x $19,426 $7,575
EV / 09E EBITDA Net Debt / 09E
EBITDA
Enterprise Value Market Cap Company
Source: Factset Research Systems (as of November 13, 2009)
1. Estimate

12 STRICTLY CONFIDENTIAL Public Market Valuation 3 DRAFT

13 STRICTLY CONFIDENTIAL
Media
44%
Placement
18%
Promotions
38%
Media
37%
Placement
24%
Promotions
39%
Lexington Current Market Valuation
DRAFT
Public Market Overview ($mm)
8.6x FY2010E EBITDA, after stock-based compensation
7.0 FY2010E EBITDA, after stock-based compensation (4)(6)
Enterprise Value / EBITDA Multiples:
-- Plus:  Debt (3)
5.6x FY2010E EBITDA, before stock-based compensation
10.8
FY2010E EBITDA, before stock-based compensation (4)
116.0% % of 52 Week Low
12.0 FY2009A EBITDA, after stock-based compensation (4)(5)
(6.3%) % of 52 Week High
5.0x FY2009A EBITDA, after stock-based compensation
3.8x FY2009A EBITDA, before stock-based compensation
$16.0 FY2009A EBITDA, before stock-based compensation (4)
$60.4 Enterprise Value
(31.9) Less: Cash (3)
$92.3 Equity Value (2)
13.4 Diluted Shares Outstanding (1)
$6.89 Share Price (November 13, 2009)
Revenue by Segment
EBITDA by Segment (pre-corporate)
(4)
FY2009A: $214.6mm
FY2009A: $30.8mm
1. Assumes 13.4 million basic shares outstanding per management estimates and includes projected restricted stock issuance for the fiscal year
2. Fully diluted equity value calculated using the treasury stock method based on 2.29m options outstanding at a weighted average strike price of $11.76
3. Quarter ended July 31, 2009
4. EBITDA figures from Lexington Model
5. Adjusts for $4 million in stock-based compensation per FY2009A Annual Report
6. Macquarie estimate
Outlook:
Outlook:
Outlook:

14 STRICTLY CONFIDENTIAL
Lexington Historic Stock Price Analysis
DRAFT
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
Nov-04 May-05 Nov-05 May-06 Nov-06 May-07 Nov-07 May-08 Nov-08 May-09 Nov-09
6.35
6.67
6.68
$6.95
3 Months
4.99
6.57
6.24
$7.00
6 Months
3.30
5.18
5.34
$7.00
1 Year
3.30
6.66
6.32
$9.42
2 Year
3.30
7.32
7.72
$13.16
3 Year
3.30
8.28
8.67
$13.84
4 Year
3.30
8.51
8.72
$13.84
5 Year
$6.89 High
6.66 Mean
6.64 Median
6.43 Low
1 Month
Source: Factset Research Systems (as of November 13, 2009); Stock Prices represent closing prices adjusted for stock splits

15 STRICTLY CONFIDENTIAL
Analysis at Various Prices
DRAFT
276.2% 244.8% 213.5% 182.1% 150.8% 119.4% 116.0% 52-Wk Low
$161.3 $147.4 $134.0 $120.6 $107.2 $93.8 $92.3 Equity Value (1)
($31.9) ($31.9) ($31.9) ($31.9) ($31.9) ($31.9) ($31.9) Net Debt / (Cash) (2)
$129.4 $115.5 $102.1 $88.7 $75.3 $61.9 $60.4 Enterprise Value
18.5x 16.5x 14.6x 12.7x 10.8x 8.8x 8.6x EV / FY2010E EBITDA
$7.0 $7.0 $7.0 $7.0 $7.0 $7.0 $7.0 FY2010E EBITDA, after stock-based compensation
12.0x 10.7x 9.4x 8.2x 7.0x 5.7x 5.6x EV / FY2010E EBITDA
$10.8 $10.8 $10.8 $10.8 $10.8 $10.8 $10.8
FY2010E EBITDA, before stock-based
compensation (3)
63.3% 49.7% 36.1% 22.4% 8.8% (4.8%) (6.3%) 52-Wk High
25.3% 14.8% 4.4% (6.1%) (16.5%) (26.9%) (28.1%) 5 Year VWAP
44.6% 32.5% 20.5% 8.4% (3.6%) (15.7%) (17.0%) 3 Year VWAP
124.7% 106.0% 87.3% 68.5% 49.8% 31.1% 29.0% 1 Year VWAP
91.4% 75.4% 59.5% 43.5% 27.6% 11.6% 9.9% 6 month VWAP
80.2% 65.2% 50.2% 35.1% 20.1% 5.1% 3.5% 3 month VWAP
80.7% 65.7% 50.6% 35.5% 20.5% 5.4% 3.8% 1 month VWAP
74.2% 59.7% 45.1% 30.6% 16.1% 1.6% -% Current (as of Nov 13, 2009)
$12.00 $11.00 $10.00 $9.00 $8.00 $7.00 $6.89
Current
% Premium / (Discount)
Share Price
1. Assumes 13.4 million basic shares outstanding per management estimates and includes projected restricted stock issuance for the fiscal year; fully diluted equity value calculated using the treasury stock method based on 2.29m options outstanding at a weighted average strike price of $11.76
2. Quarter ended July 31, 2009
3. EBITDA figures from Lexington Model
4. Macquarie estimate
(4)

16 STRICTLY CONFIDENTIAL
$2.62 $3.57
$3.40
$2.10
$2.31
$2.31
$2.99
$2.10
$3.20
$3.23
$0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00
Lexington Valuation Framework
DRAFT
52-Week Trading
Range
Public Market Comparables
(Sum-of-the-Parts Basis)
Precedent Transaction Comparables
Going Private Ability to Pay Analysis
Discounted Cash Flow Analysis
NOLs are worth an additional $xx per share
To come pending Macquarie’s
due diligence with management
Equity Value per Share

17 STRICTLY CONFIDENTIAL
Public Company Comparables
DRAFT
17.3x
15.1x
12.5x
11.6x
WebMD Google Knot Yahoo!
Internet
Mean = 14.1x
Source: Factset Research Systems (as of November 13, 2009)
7.3x
8.4x
8.8x
8.8x
News Corp Disney CBS TWX
Mean = 8.3x
Large Cap
6.7x
6.9x
7.2x
7.6x
National
CineMedia
Regal Carmike Cinemark
Mean = 7.1x
Cinema
10.9x
12.5x
12.6x
JCDecaux Lamar Clear Channel
Mean = 12.0x
Outdoor
8.2x
10.6x
11.2x
Discovery Scripps Viacom
Mean = 10.0x
Cable Networks
Mean = 6.2x
5.1x
6.7x
6.8x
Valassis Harte-Hanks Acxiom
Marketing
EV / 2009E EBITDA

18 STRICTLY CONFIDENTIAL
Select Recent Media Transactions
DRAFT
Source: Factset Research Systems, MergerMarket, Press Releases
1. Macquarie estimates
Announcement Date Acquiror Target Enterprise Value EV / LTM EBITDA EV / Forward EBITDA
05-Nov-09 Scripps Networks Interactive Travel Channel $975 15.0x 13.0x
30-Sep-09 Alpha Broadcasting CBS Portland Radio Stations(1) $40 6.3x 6.3x
31-Aug-09 Walt Disney Marvel $3,843 14.4x 12.7x
23-Jul-09 Apax Partners Bankrate $486 11.9x 8.8x
20-May-09 Bonnier Hachette(1) $35 5.0x NA
21-Apr-09 Imagen Music Group CV Rodgers & Hammerstein(1) $200 10.0x 9.5x
08-Apr-09 Pegasus Capital Advisors Spirit Music(1) $55 12.2x 11.0x
01-Apr-09 Disney & Barclays Private Equity Kaboose $95 9.8x 8.2x
19-Mar-09 Platinmum Equity San Diego Union-Tribune(1) $50 4.5x NA
29-Aug-08 Microsoft Greenfield Online $421 13.3x 10.0x
Mean $266 10.3x 9.9x
Median $148 11.0x 9.8x

19 STRICTLY CONFIDENTIAL Process and Next Steps 4 DRAFT

20 STRICTLY CONFIDENTIAL Process and Next Steps DRAFT To Be Discussed